Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2015

Q1 2015 Financial Highlights

•	Revenue: $542.0 million

•	GAAP earnings per share: $0.41

•	Non-GAAP earnings per share: $0.80

MOUNTAIN VIEW, Calif. – Feb. 18, 2015 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its first quarter of fiscal year 2015.

For the first quarter of fiscal year 2015, Synopsys reported revenue of $542.0 million, compared to $479.0 million for the first quarter of fiscal 2014, an increase of approximately 13.2 percent.

“Synopsys delivered strong results in the fiscal first quarter, and we are raising our revenue and non-GAAP earnings targets for the year,” said Aart de Geus, chairman and co-CEO of Synopsys. “We see high demand for our new products, momentum in IP and prototyping, and we’re making good progress in our higher-growth software quality and security space.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2015 was $65.2 million, or $0.41 per share, compared to $67.7 million, or $0.43 per share, for the first quarter of fiscal 2014.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2015 was $125.7 million, or $0.80 per share, compared to non-GAAP net income of $93.1 million, or $0.59 per share, for the first quarter of fiscal 2014. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2015. These targets do not include any impact of future acquisition-related activities or costs that may be incurred in fiscal year 2015. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2015 Targets:

•	Revenue: $543 million - $553 million

•	GAAP expenses: $470 million - $489 million

•	Non-GAAP expenses: $418 million - $428 million

•	Other income and expense: $0 - $2 million

•	Tax rate applied in non-GAAP net income calculations: 22 - 23 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $0.26 - $0.33

•	Non-GAAP earnings per share: $0.62 - $0.64

Full Fiscal Year 2015 Targets:

•	Revenue: $2.195 billion - $2.235 billion

•	Other income and expense: $5 million - $9 million

•	Tax rate applied in non-GAAP net income calculations: 19 - 20 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.41 - $1.50

•	Non-GAAP earnings per share: $2.75 - $2.80

•	Cash flow from operations: approximately $450 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) other significant items, including restructuring charges and certain accruals for legal and tax matters, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of First Quarter Fiscal Year 2015 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2015 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended January 31,
	2015	2014
GAAP net income	$65,189	$67,696
Adjustments:
Amortization of intangible assets	32,308	28,131
Stock compensation	20,581	18,118
Acquisition-related costs	712	1,074
Restructuring charges	15,336	—
Legal and tax matters	(1,519)	(10,267)
Tax adjustments	(6,936)	(11,665)

Non-GAAP net income	$125,671	$93,087

	Three Months Ended January 31,
	2015	2014
GAAP net income per share	$0.41	$0.43
Adjustments:
Amortization of intangible assets	0.21	0.18
Stock compensation	0.13	0.12
Acquisition-related costs	0.00	0.01
Restructuring charges	0.10	—
Legal and tax matters	(0.01)	(0.07)
Tax adjustments	(0.04)	(0.08)

Non-GAAP net income per share	$0.80	$0.59

Shares used in calculation	157,206	156,756

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2015 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending April 30, 2015 (1)
	Low	High
Target GAAP expenses	$470,000	$489,000
Adjustments:
Estimated impact of amortization of intangible assets	(32,000)	(36,000)
Estimated impact of stock compensation	(20,000)	(25,000)

Target non-GAAP expenses	$418,000	$428,000

	Range for Three Months Ending April 30, 2015 (1)
	Low	High
Target GAAP earnings per share	$0.26	$0.33
Adjustments:
Estimated impact of amortization of intangible assets	0.23	0.20
Estimated impact of stock compensation	0.16	0.13
Estimated impact of tax adjustments	(0.03)	(0.02)

Target non-GAAP earnings per share	$0.62	$0.64

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2015 Targets

	Range for Fiscal Year Ending October 31, 2015 (1)
	Low	High
Target GAAP earnings per share	$1.41	$1.50
Adjustments:
Estimated impact of amortization of intangible assets	0.85	0.80
Estimated impact of stock compensation	0.60	0.55
Acquisition-related costs	0.00	0.00
Restructuring charges	0.10	0.10
Legal and tax matters	(0.01)	(0.01)
Net non-GAAP tax adjustments	(0.20)	(0.14)

Target non-GAAP earnings per share	$2.75	$2.80

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ second quarter and fiscal year end on May 2, 2015 and October 31, 2015, respectively.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 352869, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the second fiscal quarter in May 2015. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the second quarter fiscal year 2015 earnings call in May 2015, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal year 2015 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2015 in its quarterly report on Form 10-Q to be filed by March 12, 2015.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP, and is also a leader in software quality and security testing with its Coverity® solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest quality and security, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

Forward-Looking Statements

This press release and our upcoming earnings results conference call contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include but are not limited to: sections of this press release entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results”; and statements regarding Synopsys’ business, acquisitions, products, technologies, business model, new markets, customer demand for our technology, and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry, and consolidation among our customers;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including its acquisition of Coverity, Inc., and challenges in entering new markets in which Synopsys is not experienced and in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including possible delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•	lower-than-anticipated purchases or delays in purchases of products or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in accounting principles or standards or in the way they are applied;

•	changes in the mix of time-based licenses and upfront licenses;

•	variability in the timing of revenue recognition due to factors such as payment terms and the timing and value of contract renewals and professional services projects;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2015; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2015; and cash flow from operations on a GAAP basis for fiscal year 2015 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements, to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets has become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) litigation, (x) general economic conditions, and (xi) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its Annual Report on Form 10-K for the fiscal year ended October 31, 2014. Furthermore, Synopsys’ actual tax rates applied to income for the second quarter and fiscal year 2015 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government. Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2015 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call, the financial supplement, or the corporate overview presentation, whether as a result of new information, future events or otherwise, unless otherwise required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2015	2014
Revenue:
Time-based license	$431,026	$400,146
Upfront license	46,480	33,972
Maintenance and service	64,537	44,833

Total revenue	542,043	478,951
Cost of revenue:
License	70,784	62,825
Maintenance and service	27,983	20,271
Amortization of intangible assets	25,866	22,753

Total cost of revenue	124,633	105,849

Gross margin	417,410	373,102
Operating expenses:
Research and development	181,610	167,543
Sales and marketing	106,169	105,792
General and administrative	36,354	34,233
Amortization of intangible assets	6,442	5,378
Restructuring charges	15,336	—

Total operating expenses	345,911	312,946

Operating income	71,499	60,156
Other income (expense), net	5,116	11,028

Income before income taxes	76,615	71,184
Provision (benefit) for income taxes	11,426	3,488

Net income	$65,189	$67,696

Net income per share:
Basic	$0.42	$0.44
Diluted	$0.41	$0.43
Shares used in computing per share amounts:
Basic	154,458	154,066

Diluted	157,206	156,756

(1)	Synopsys’ first quarter and fiscal year 2015 and 2014 ended on January 31, 2015 and February 1, 2014, respectively. For presentation purposes, we refer to periods ended January 31.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2015	October 31, 2014
ASSETS:
Current assets:
Cash and cash equivalents	$796,824	$985,762
Short-term investments	120,238	—

Total cash, cash equivalents and short-term investments	917,062	985,762
Accounts receivable, net	283,007	326,727
Deferred income taxes	95,800	111,449
Income taxes receivable and prepaid taxes	28,089	26,496
Prepaid and other current assets	92,315	54,301

Total current assets	1,416,273	1,504,735
Property and equipment, net	256,092	249,098
Goodwill	2,245,920	2,255,708
Intangible assets, net	332,385	365,030
Long-term prepaid taxes	4,501	17,645
Long-term deferred income taxes	227,715	208,156
Other long-term assets	179,463	175,127

Total assets	$4,662,349	$4,775,499

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$242,335	$397,113
Accrued income taxes	12,024	31,404
Deferred revenue	823,745	928,242
Short-term debt	265,000	30,000

Total current liabilities	1,343,104	1,386,759
Long-term accrued income taxes	42,154	50,952
Long-term deferred revenue	98,413	77,646
Long-term debt	37,500	45,000
Other long-term liabilities	204,157	158,972

Total liabilities	1,725,328	1,719,329
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 153,457 and 155,965 shares outstanding, respectively	1,535	1,560

Capital in excess of par value	1,586,965	1,614,603
Retained earnings	1,608,758	1,551,592
Treasury stock, at cost: 3,807 and 1,299 shares, respectively	(162,992)	(49,496)
Accumulated other comprehensive loss	(97,245)	(62,089)

Total stockholders’ equity	2,937,021	3,056,170

Total liabilities and stockholders’ equity	$4,662,349	$4,775,499

(1)	Synopsys’ first quarter of fiscal 2015 ended on January 31, 2015, and its fiscal year 2014 ended on November 1, 2014. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$65,189	$67,696
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	50,529	43,714
Stock compensation	20,581	18,118
Allowance for doubtful accounts	300	(400)
Gain on sale of investments	(12)	(6,529)
Deferred income taxes	(158)	5,891
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	40,857	7,910
Prepaid and other current assets	(42,860)	(13,635)
Other long-term assets	(7,597)	(6,695)
Accounts payable and other liabilities	(125,320)	(134,902)
Income taxes	(14,024)	(10,068)
Deferred revenue	(74,828)	(44,992)

Net cash used in operating activities	(87,343)	(73,892)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	8,012	—
Purchases of short-term investments	(128,427)	—
Proceeds from sales of long-term investments	—	6,791
Purchases of property and equipment	(19,607)	(14,353)
Cash paid for acquisitions and intangible assets, net of cash acquired	—	(900)
Capitalization of software development costs	(909)	(902)

Net cash used in investing activities	(140,931)	(9,364)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	250,000	—
Repayment of debt	(22,723)	(7,748)
Issuances of common stock	10,542	21,581
Purchase of equity forward contract	(36,000)	—
Purchases of treasury stock	(144,000)	(54,747)
Other	(14)	(111)

Net cash provided by (used in) financing activities	57,805	(41,025)
Effect of exchange rate changes on cash and cash equivalents	(18,469)	(5,107)

Net change in cash and cash equivalents	(188,938)	(129,388)
Cash and cash equivalents, beginning of the year	985,762	1,022,441

Cash and cash equivalents, end of the period	$796,824	$893,053

(1)	Synopsys’ first quarter and fiscal year 2015 and 2014 ended on January 31, 2015 and February 1, 2014, respectively. For presentation purposes, we refer to periods ended January 31.